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                                                                    EXHIBIT 4.15

                                   SUPPLEMENT
                              TO NOMINEE AGREEMENT

         This SUPPLEMENT TO NOMINEE AGREEMENT, executed and delivered this 27th day of July, 2000 (this "Supplement"), by and between CENTEX CORPORATION, a Nevada corporation ("Centex"), 3333 HOLDING CORPORATION, a Nevada corporation ("Holding"), CENTEX DEVELOPMENT COMPANY, L.P., a Delaware limited partnership ("CDC"), of which 3333 Development Corporation, a Nevada corporation that is a wholly-owned subsidiary of Holding is the sole general partner, CHASEMELLON SHAREHOLDER SERVICES L.L.C., a New Jersey limited liability company ("ChaseMellon"), and THE CHASE MANHATTAN BANK, a New York banking association ("Chase");

                                   WITNESSETH:

         WHEREAS, Centex, Holding, CDC and First RepublicBank Dallas, National Association ("First RepublicBank") entered into a Nominee Agreement as of November 30, 1987 (the "Nominee Agreement"), pursuant to which Centex effected a distribution to First RepublicBank, for the benefit of those persons who are from time to time holders of the common stock of Centex, of certain securities, as more fully described therein; and

         WHEREAS, in accordance with the provisions of the Nominee Agreement, Centex has appointed Chase as successor Nominee for all purposes under the Nominee Agreement; and

         WHEREAS, in accordance with the provisions of the Nominee Agreement, Centex has appointed ChaseMellon to act as successor Transfer Agent for all purposes under the Nominee Agreement; and

         WHEREAS, the holders of a majority of the common stock of Centex voted in July 1995 to approve the extension of the termination date of the Nominee Agreement from November 30, 1997 to November 30, 2007;

         WHEREAS, Centex, Holding, CDC and ChaseMellon entered into a Service Agreement for Transfer Agent Services in connection with the securities of Centex and those securities traded in tandem therewith as of May 1, 1999 (the "Service Agreement"); and

         WHEREAS, the parties hereto are executing this Supplement to formally recognize the intervening appointments and other action in order to clarify the rights and obligations of the parties hereto and the respective parties to the Nominee Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Centex, Holding, CDC, ChaseMellon and Chase do hereby agree as follows:

         1. Definitions.

                  (a) Except as expressly defined otherwise in this Supplement, capitalized terms used and otherwise defined herein shall have the respective meanings assigned to them in the Nominee Agreement.

                  (b) The following defined terms in the Nominee Agreement are hereby amended:

         "Corporate Office" means (a) as to the Nominee, the corporate office of the Nominee, located at c/o ChaseMellon Shareholder Services L.L.C., 2323 Bryan Street, Suite 2300, Dallas, Texas 75201, and (b) as to the Transfer Agent, the principal corporate office of the Transfer Agent, which at the date hereof is located at 85 Challenger Road, Ridgefield Park, New Jersey 07660.

         2. Appointment of Successor Nominee. Centex has previously appointed Chase as successor Nominee under the Nominee Agreement pursuant to Section 8.1 of the Nominee Agreement. Chase hereby accepts such appointment for all purposes. Each reference in the Nominee Agreement to the Nominee or to the Bank (each as defined in the Nominee Agreement), in its capacity as Nominee, shall be deemed after the effective date of such appointment and acceptance to be a reference to Chase, unless the context otherwise plainly requires.


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         3. Appointment of Successor Transfer Agent. Centex has previously appointed ChaseMellon as successor Transfer Agent under the Nominee Agreement pursuant to Section 8.1 of the Nominee Agreement. ChaseMellon hereby accepts such appointment for all purposes. Each reference in the Nominee Agreement to the Transfer Agent or the Bank (each as defined in the Nominee Agreement), in its capacity as Transfer Agent, shall be deemed after the effective date of such appointment and acceptance to be a reference to ChaseMellon, unless the context otherwise plainly requires.

         4. Extension of Detachment Date. By reason of the action of the holders of common stock of Centex in July 1995, each reference in the Nominee Agreement to "November 30, 1997", including such references in Section 3.2(b) (legend) and
Section 8.3(a) of the Nominee Agreement, shall be replaced by a reference to "November 30, 2007".

         5. Addresses for Notices. The addresses listed in Section 9.4(a) of the Nominee Agreement are hereby replaced with the following:

                  To Centex or Holding, at

                  2728 North Harwood Street
                  Dallas, Texas  75201
                  Attention:  President

                  To CDC, at:

                  Centex Development Company, L.P.
                  c/o 3333 Development Corporation
                  2728 North Harwood Street
                  Dallas, Texas  75201
                  Attention:  President

                  To the Nominee, at:

                  c/o ChaseMellon Shareholder Services L.L.C.
                  2323 Bryan Street, Suite 2300
                  Dallas, Texas 75201
                  Attention: Centex Relationship Manager

                  To the Transfer Agent, at:

                  ChaseMellon Shareholder Services L.L.C.
                  2323 Bryan Street, Suite 2300
                  Dallas, Texas 75201
                  Attention: Centex Relationship Manager

         6. Fees. Provided Centex pays all requested fees under the Service Agreement, Centex, Holding or CDC will not be required to pay any additional fees under the Service Agreement or the Nominee Agreement to ChaseMellon or Chase.

         7. Other Changes. The following terms of the Nominee Agreement are hereby amended:

                  (a) Section 5.2(b) of the Nominee Agreement is hereby deleted in its entirety;

                  (b) Section 6.5 of the Nominee Agreement is hereby amended by adding the following text at the end thereof:


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         "In no event will the Nominee or the Transfer Agent be liable for special, indirect, incidental or consequential loss or damages of any kind whatsoever (including but not limited to lost profits), even if the Nominee or the Transfer Agent has been advised of the possibility of such damages. Any liability of the Nominee or the Transfer Agent will be limited to the amount of fees paid by Centex under the Services Agreement.";

                  (c) Section 8.1(g) of the Nominee Agreement is hereby amended by deleting all references to the Transfer Agent therein.

         Except as otherwise expressly contemplated or amended by this Supplement, the terms and provisions of the Nominee Agreement shall continue in full force and effect.


         IN WITNESS WHEREOF, Centex, Holding, CDC, ChaseMellon and Chase have duly executed this Supplement as of the day and year first set forth above.


                                   CENTEX CORPORATION

                                   By: /s/ Raymond G. Smerge
                                       -----------------------------------------
                                       Name:  Raymond G. Smerge
                                       Title: Executive Vice President


                                   3333 HOLDING CORPORATION

                                   By: /s/ Stephen M. Weinberg
                                       -----------------------------------------
                                       Name:  Stephen M. Weinberg
                                       Title: President


                                   CENTEX DEVELOPMENT COMPANY, L.P.

                                   By: 3333 DEVELOPMENT CORPORATION,
                                          General Partner

                                            By: /s/ Stephen M. Weinberg
                                                --------------------------------
                                                Name:  Stephen M. Weinberg
                                                Title: President


                                   CHASEMELLON SHAREHOLDER SERVICES L.L.C.

                                   By: /s/ David M. Cary
                                       -----------------------------------------
                                       Name:  David M. Cary
                                       Title: Assistant Vice President


                                   THE CHASE MANHATTAN BANK


                                   By: /s/ Eric R. Leason
                                       -----------------------------------------
                                       Name:  Eric R. Leason
                                       Title: Vice President


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